EXHIBIT 14

INDEPENDENT AUDITORS' CONSENT

We consent to the use and incorporation by reference in the Combined Proxy Statement/Prospectus and the Statement of Additional Information constituting parts of the Lord Abbett Investment Trust Registration Statement on Form N-14 ("N-14 Registration Statement") of our report dated January 24, 2002 for Lord Abbett Investment Trust - Lord Abbett High Yield Fund relating to the November 30, 2001 financial statements appearing in the 2001 Annual Report to Shareholders of Lord Abbett Investment Trust, and our report dated December 21, 2001 for Lord Abbett Securities Trust - World Bond-Debenture Series relating to the October 31, 2001 financial statements appearing in the 2001 Annual Report to Shareholders of Lord Abbett Securities Trust, both of which accompany and are incorporated by reference in this N-14 Registration Statement. We also consent to the reference to us on the cover page of the Statement of Additional Information which is a part of this N-14 Registration Statement. We also consent to the references to us under the captions "Financial Highlights" in the Prospectus dated April 1, 2002 and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information dated April 1, 2002 of Lord Abbett Investment Trust and the references to us under the captions "Financial Highlights" in the Prospectus dated March 1, 2002 and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information dated March 1, 2002 of Lord Abbett Securities Trust, as amended, all of which are included in and incorporated by reference in this N-14 Registration Statement.


DELOITTE & TOUCHE LLP
New York, New York
July 9, 2002